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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004



                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 14, 2001



                           SILICON VALLEY GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
           DELAWARE                                  0-11348                                94-2264681
(STATE OR OTHER JURISDICTION OF              (COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                                        IDENTIFICATION NUMBER)
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                                 101 METRO DRIVE
                                    SUITE 400
                               SAN JOSE, CA 95110
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (408) 467-5910
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

         On May 14, 2001, Silicon Valley Group, Inc. announced that, due to the decline in global semiconductor demand, Silicon Valley Group will reduce headcount over the next few months by approximately 400 people, approximately 10% of the Company's workforce at March 30, 2001, affecting its worldwide contract and permanent employees. Silicon Valley Group's announcement also stated that it will shut down operations during the weeks of July 2nd and September 4th in addition to the previously announced shut down in the June quarter. The Company will continue to maintain its customer support requirements and expects that critical R&D objects will not be impacted during those periods. Silicon Valley Group has received additional requests from customers to delay shipment of product scheduled to be delivered in the current June quarter for its non-lithography sectors. These delays have prompted the Company to revise the June quarter's revenue guidance of a 15% to 25% reduction from the March ended quarter previously given in the April 25, 2001 earnings release. Silicon Valley Group believes revenue for the June 30, 2000 quarter could result in a 30% to 40% decline from the previous quarter's revenue of $209 million.

         On October 2, 2000, SVG announced that it had entered into an Agreement and Plan of Merger with ASM Lithography, Inc. ("ASML"). The Company's stockholders approved the merger with ASML on February 7, 2001 and the Company expects to complete the transaction prior to June 1, 2001. Completion of the transaction is subject to customary closing conditions. In connection with the proposed transaction, ASML has filed a registration statement on Form F - 4 and SVG has filed a proxy statement - prospectus, each with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement and the proxy statement - prospectus because they contain important information. Investors and security holders may obtain a free copy of the proxy statement - prospectus and other documents filed by SVG with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the registration statement and other documents filed by ASML with the SEC may be obtained from ASML by directing a request to ASML, Attention: Franki D'Hoore (+31 40) 268-3938. Free copies of the proxy statement - prospectus and other documents filed by SVG with the SEC may also be obtained from SVG by directing a request to SVG, Attention:
Manager of Investor Relations (408) 467-5870.

         The forgoing contains certain "forward - looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward - looking statements contained herein include statements about the Company's expected financial results in the current quarter, the ability of the Company to support research and development projects and the expected completion of the pending merger between ASML and SVG.

         Factors that could cause actual results to differ materially from those described herein include: orders and sales during the last days of the quarter; accounting entries and adjustments at the closing of the quarter; changes in accounting policies and in particular early adoption of Securities and Exchange Commission Staff Accounting Bulletin 101; the Company's ability to successfully develop new products; product demand; competition; currency fluctuations; the economic environment of the semiconductor industry; the general economic environment; and, with respect to the merger in particular, actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of ASML and SVG; costs related to the merger; and labor integration issues. More detailed information about these factors and other factors affecting ASML and SVG is set forth in the reports filed by ASML and SVG with the Securities and Exchange Commission. Neither ASML nor SVG is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements, whether as a result of new information, future events or otherwise.

     Silicon Valley Group's press release discussing these matters is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

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
          EXHIBIT NUMBER                              DESCRIPTION
          --------------                              -----------
           99.1        Silicon Valley Group, Inc. Press Release issued May 14,
                       2001
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SILICON VALLEY GROUP, INC.
                                       (Registrant)



Date:  May 17, 2001                    By: /s/ Russell G. Weinstock
                                           -------------------------------------
                                           Russell G. Weinstock
                                           Vice President and
                                           Chief Financial Officer

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                                  EXHIBIT INDEX

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
          EXHIBIT
          NUMBER                              DESCRIPTION
          -------                             -----------
           99.1        Silicon Valley Group, Inc. Press Release issued May 14, 2001
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